Exhibit 10.6(f)

HORACE MANN EDUCATORS CORPORATION

2002 INCENTIVE COMPENSATION PLAN

Employee Restricted Stock Units — Deferral Election Form

An Employee may use this form to elect to defer performance-based Restricted Stock Units (“RSUs”) granted under the 2002 Incentive Compensation Plan or any successor plan (the “Plan”) of Horace Mann Educators Corporation (the “Company”). Elections may be made with respect to RSUs granted             ,              for which the performance period will end             ,             . If you elect deferral, your RSUs (including any additional RSUs resulting from dividend equivalents on the RSUs covered by your elections) will be settled in accordance with your elections and other terms set out below. Any election you make on this Form will apply only if RSUs are actually granted to you and have terms such that the election can be given effect. The Company has no obligation to grant RSUs to you at any time, or to provide any particular terms of RSUs to you if they are in fact granted. Deferrals are subject to all terms of the Plan and any RSU Agreement, which terms will automatically be incorporated herein by reference. This includes any additional restrictions as may be necessary in order that the deferral will be effective under newly enacted Section 409A of the Internal Revenue Code and regulations thereunder.

1.	Name:

2.	I elect to defer % of the performance-based RSUs that the Company granted to me under the Plan during .

3.	Event that will trigger distribution and settlement of RSUs (unless previously forfeited or settled under another controlling provision of the Plan or RSU Agreement) (select only one):

❑	At fixed date of , 20 .

❑	Upon attainment of age .

❑	Upon termination of my service as an employee of the Company for any reason. I acknowledge that, if I qualify as a “key employee” under Section 409A, distributions following my termination of service cannot be made until the six month anniversary of my termination of service.

4.	Form of distribution and settlement of RSUs (select only one):

❑	Lump-sum distribution of shares.

❑	Annual installments of shares over a fixed period of years (not exceeding five), commencing on the January 1 that coincides with or next follows the event triggering distribution.

The undersigned hereby elects to defer the indicated RSUs in accordance with the Plan, any RSU Agreement, and the elections set forth above. The undersigned acknowledges that this election is irrevocable with respect to the RSUs covered by this Form.

Dated this                  day of             ,             .

Employee	Signature:

You must complete this form by             ,             , and return to Kathi Karr by             ,          at

1 Horace Mann Plaza
Springfield, IL 62715
Phone 217/788-5106